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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                             _____________________

                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 15, 2004

                             Wynn Resorts, Limited
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                        000-50028             46-0484987
 (State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
         Incorporation)                                      Identification No.)

       3131 Las Vegas Boulevard South
             Las Vegas, Nevada                                   89109
  (Address of Principal Executive Offices)                    (Zip Code)

                                 (702) 770-7555
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Events.

         On November 15, 2004, the Registrant issued a press release, filed herewith as Exhibit 99.1 and by this reference incorporated herein, announcing the completion of an underwritten public offering of 7,500,000 shares of its common stock at a price of $60.43 per share. The net proceeds to the Registrant, after deducting discounts and commissions and estimated expenses, were approximately $453.0 million.

Item 9.01.        Financial Statements and Exhibits

(c)      Exhibits:

         Exhibit
         Number             Description
         -------            -----------

           99.1             Press Release, dated November 15, 2004, of
                            Wynn Resorts, Limited.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 15, 2004

                                            Wynn Resorts, Limited


                                            By:  /s/ John Strzemp
                                                -----------------------------
                                                John Strzemp
                                                Executive Vice President and
                                                Chief Financial Officer